Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THE

RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of August 4, 2015, is entered into by and among the following parties:

(i)	TRANSDIGM RECEIVABLES LLC, a Delaware limited liability company, as Seller;

(ii)	TRANSDIGM, INC., a Delaware corporation, as Servicer;

(iii)	PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as Purchaser Agent for its Purchaser Group and as Administrator (“PNC”);

(iv)	ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser; and

(v)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CACIB”), as a Committed Purchaser and as Purchaser Agent for its and Atlantic’s Purchaser Group.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.

BACKGROUND

A. The parties hereto have entered into a Receivables Purchase Agreement, dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).

B. Concurrently herewith, the parties hereto are entering into that certain Amended and Restated Fee Letter (the “Amended Fee Letter”).

C. The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

(a) Clause (a) of the definition of “Defaulted Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

(a) as to which any payment, or part thereof, remains unpaid for more than (i) with respect to 60-Day Threshold Originators, 60 days, (ii) with respect to 90-Day Threshold Originators, 90 days, and with respect to each other Originator, 120 days.

(b) The definition of “Eligible Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is amended by (i) deleting the word “and” at the end of clause (o) thereof, (ii) replacing the period “.” at the end of clause (p) thereof with “; and” and (iii) adding the new clause (q) immediately following clause (p) thereof:

(p) the Originator of which is not Telair US LLC or Pexco Aerospace, Inc., unless and until such time, if any, that the Administrator has received such information and reports with respect to Receivables originated by such Originator, in form and substance satisfactory to the Administrator, as the Administrator has requested from the Seller or the Servicer.

(c) The definition of “Euro-Rate” set forth in Exhibit I of the Agreement is amended by adding the phrase “the greater of (a) 0.00% and (b)” after the phrase “with respect to any Settlement Period,” where it appears therein.

(d) The definition of “Excluded Receivable” set forth in Exhibit I to the Receivables Purchase Agreement is amended by (i) deleting the word “and” at the end of clause (e) thereof, (ii) replacing the period “.” at the end of clause (f) thereof with “; and” and (ii) adding the new clause (g) immediately following clause (f) thereof:

(g) owing by a Sanctioned Person.

(e) The definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is amended by deleting the date “August 7, 2015” where it appears therein and substituting the date “August 2, 2016” therefor.

(f) The definition of “Purchase Limit” set forth in Exhibit I to the Receivables Purchase Agreement is amended by deleting the amount “$225,000,000” where it appears therein and substituting the amount “$250,000,000” therefor.

(g) The following new defined terms are added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:

“60-Day Threshold Originator” means each of Dukes Aerospace, Inc., Schneller LLC and any other Originator (including new Originators) so designated as such in writing by the Administrator and Majority Purchaser Agents unless and until such time, if any, that the Administrator terminates such designation in a notice delivered by the Administrator and the Majority Purchaser Agents to the Seller.

“90-Day Threshold Originator” means each of Whippany Actuation Systems, LLC, Electromech Technologies LLC, Skurka Aerospace Inc. and any other Originator (including new Originators) so designated as such in writing by the Administrator and the Majority Purchaser Agents unless and until such time, if any, that the Administrator terminates such designation in a notice delivered by the Administrator and the Majority Purchaser Agents to the Seller.

“Unencumbered Excluded Receivable” means an Excluded Receivable owned solely by an Originator that is not subject to an Adverse Claim.

(h) Section 1(l) in Exhibit III to the Receivables Purchase Agreement is replaced in its entirety with the following:

(l) The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exemptions and exclusions may also be available.

(i) Section 1(f) in Exhibit IV to the Receivables Purchase Agreement is replaced in its entirety with the following:

(f) Payments on Receivables, Lock-Box Accounts. The Seller (or the Servicer on its behalf) will, and will cause each Originator and the Servicer to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any such payments or other Collections are received by the Seller, Servicer or any Originator, Seller shall (or shall cause such Person to) hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Seller will not permit the funds other than Collections on Pool Receivables, other Pool Assets and, unless a Termination Event or Unmatured Termination Event has occurred and is continuing, Unencumbered Excluded Receivables to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller shall (or shall cause the Servicer to) promptly (but in any event within two Business Days after such deposit) identify and remove such funds from any Lock-Box Account. The Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds other than, so long as (x) no Termination Event or Unmatured Termination Event has occurred and is continuing and (y) the amount of

Unencumbered Excluded Receivables does not exceed $5,000,000 in any calendar month, Unencumbered Excluded Receivables. The Seller shall only add or replace, and shall only permit the Servicer or an Originator to add or replace, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ advance notice to and with the prior written consent of the Administrator. Upon the occurrence of a Termination Event or Unmatured Termination Event, the Seller shall instruct the obligor of each Unencumbered Excluded Receivable to cease remitting payments with respect to all Unencumbered Excluded Receivables to any Lock-Box Account and to instead remit payments with respect thereto to any other account or lock-box (other than a Lock-Box Account or Lock-Box) from time to time identified to such obligor.

(j) Section 2(f) in Exhibit IV to the Receivables Purchase Agreement is replaced in its entirety with the following:

(f) Payments on Receivables, Lock-Box Accounts. The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. The Servicer will not permit the funds other than Collections on Pool Receivables, other Pool Assets and, unless a Termination Event or Unmatured Termination Event has occurred and is continuing, Unencumbered Excluded Receivables to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly (but in any event within two Business Days after any such Deposit) identify and remove such funds from any Lock-Box Account. The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds other than, so long as (x) no Termination Event or Unmatured Termination Event has occurred and is continuing and (y) the amount of Unencumbered Excluded Receivables does not exceed $5,000,000 in any calendar month, Unencumbered Excluded Receivables. The Servicer shall only add or replace, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition or replacement, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ advance notice to and with the prior written consent of the Administrator. Upon the occurrence of a Termination Event or Unmatured Termination Event, the Servicer shall instruct the obligor of each Unencumbered Excluded Receivable to cease remitting payments with respect to all Unencumbered Excluded Receivables to any Lock-Box Account and to instead remit payments with respect thereto to any other account or lock-box (other than a Lock-Box Account or Lock-Box) from time to time identified to such obligor.

(k) Schedule I to the Receivables Purchase Agreement is hereby amended by replacing the Commitment corresponding to “PNC Bank, National Association” with “$150,000,000” and the Commitment corresponding to “Credit Agricole Corporate and Investment Bank” with “$100,000,000”.

(l) Schedule II to the Receivables Purchase Agreement is restated as Schedule II attached hereto.

SECTION 2. Rebalancing of Capital. On the date hereof, the Seller will repay $8,888,888.89 of PNC’s outstanding Capital; provided that all accrued and unpaid Discount with respect to such Capital so repaid shall be payable by the Seller to PNC on the next occurring Settlement Date. The Seller hereby requests that Atlantic or CACIB fund an initial Purchase on the date hereof in an amount of Capital equal to $8,888,888.89. Such Purchase shall be funded by Atlantic or CACIB on the date hereof in accordance with the terms of the Receivables Purchase Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Purchase Agreement; provided, however, that no Purchase Notice shall be required therefor. For administrative convenience, the Seller hereby instructs Atlantic and CACIB to fund the foregoing Purchase by paying the proceeds thereof directly to the account specified by PNC to be applied as the foregoing repayment of PNC’s Capital on the Seller’s behalf. The Seller shall be deemed to have received the proceeds of such Purchase from Atlantic or CACIB (as applicable) for all purposes immediately upon PNC’s receipt thereof. PNC shall notify Seller upon receipt of such proceeds from CACIB.

SECTION 3. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:

(a) Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(c) No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.

SECTION 4. Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:

(a) Execution of Amendment. The Administrator shall have received counterparts duly executed by each of the parties hereto.

(b) Execution of Amended Fee Letter. The Administrator shall have received counterparts of the Amended Fee Letter duly executed by each of the parties thereto.

(c) Receipt of Amendment Fee. The Administrator shall have received confirmation that the “Amendment Fees” set forth in the Amended Fee Letter have been paid in accordance with the terms thereof.

(d) Opinion of Counsel. The Administrator shall have received a favorable opinion, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator and each Purchaser Agent, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, enforceability matters.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

TRANSDIGM RECEIVABLES LLC,
as Seller

By:

Name:	Halle F. Terrion
Title:	Secretary

TRANSDIGM INC., as Initial Servicer

By:

Name:	Halle F. Terrion
Title:	Secretary

Fourth Amendment to the

Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser, as a Purchaser Agent and as Administrator

By:

Name:	Michael Brown
Title:	Senior Vice President

S-2	Fourth Amendment to the Receivables Purchase Agreement

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:

Name:	Kostantina Kourmpetis
Title:	Managing Director

By:

Name:	Roger Klepper
Title:	Managing Director

S-3	Fourth Amendment to the Receivables Purchase Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Committed Purchaser and as Purchaser Agent for its and Atlantic Asset Securitization LLC’s Purchaser Group

By:

Name:	Kostantina Kourmpetis
Title:	Managing Director

By:

Name:	Roger Klepper
Title:	Managing Director

S-4	Fourth Amendment to the Receivables Purchase Agreement